UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 4, 2005
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410, 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

We have entered into an option and joint venture agreement with Triex Minerals Corporation (“Triex”) on our two mineral exploration properties located in the Athabasca Basin area of Northern Saskatchewan. Triex is a Canadian junior exploration company focused on uranium in North America.

Triex can earn a 60% interest in the Cochrane River property by making payments to Uranerz of $75,000 and spending $1,500,000 on the property by May 1, 2008. After completing the 60% earn-in phase, Triex can elect to earn an additional 10% in the project by spending an additional $1,500,000 by November 1, 2009.

The option agreement is subject to the terms and conditions of the underlying agreement with Ubex Capital Inc. (“Ubex”) dated April 26, 2005 and amended October 20, 2005. We acquired an undivided 100% right, title, and interest in two mineral exploration properties located in Northern Saskatchewan with a combined total area of 67,480 ha (166,747 acres). Ubex. is 100% owned by Dennis Higgs, a director of the Company. Ubex will retain a royalty of 2% on the property and will split the royalty (1% each) with Darcy Higgs, who is a greater than 5% shareholder. The October 25, 2005 amendment allows us to purchase one-half of the 2% royalty from Ubex for the sum of $1,000,000, leaving Ubex a royalty of 1%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

“Aileen Lloyd”
By:
DATE: November 7, 2005		AILEEN LLOYD
Director/ Corp. Secretary